Exhibit 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of LAMF Global Ventures Corp. I (the “Company”) for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Simon Horsman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 23, 2024
	By:	/s/ Simon Horsman
	Name:	Simon Horsman
	Title:	Chief Executive Officer (Principal Executive Officer)